Exhibit 99.1

FROM:
Newtek Business Services Corp.
http://www.thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

The U.S. Small Business Administration Approves the Restructure of $50 Million Revolving Line of Credit for

Newtek Small Business Finance, LLC

NEW YORK, June 23, 2015 - Newtek Business Services Corp. (“The Company”), (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced that The U.S. Small Business Administration approved the restructure of Newtek Small Business Finance, LLC’s $50 million revolving line of credit with Capital One, North America. As a result, the revolving line of credit now has a holding-company-only guarantee, and is no longer collateralized by The Company’s portfolio companies. In addition, the term of the loan was extended by one additional year from May 16, 2016 to May 16, 2017. The restructure also enabled Newtek Merchant Solutions and Newtek Technology Solutions, two of the Company’s wholly owned portfolio companies, to close a $38.0 million four-year term loan with Goldman Sachs Bank USA.

Barry Sloane, President, Chairman and Chief Executive Officer of Newtek Business Services Corp. said, “Over the past several quarters we have discussed our ability to access debt and equity capital with more attractive terms and highlighted how we are better capitalized since our conversion to a BDC. As a result of our position in the market, Capital One, North America, subject to the recently received approval of the U.S. Small Business Administration, agreed to amend the terms of our current $50 million revolving line of credit, thereby releasing the assets of our portfolio companies as collateral. With a holding-company-only guarantee, we believe that we now have the ability to leverage the assets in our portfolio companies, most recently illustrated by the close of the $38.0 million term loan with Goldman Sachs Bank USA. This increased financial flexibility leaves us optimistic about our ability to acquire and finance new portfolio companies within our own business segments to further grow The Company’s balance sheet and enhance shareholder value.”

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/.

For more information, please visit the following websites:

www.thesba.com

Contacts:

Newtek Business Services Corp.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

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